NEWS RELEASE

Exhibit 99.1
Vanguard Natural Resources to Acquire Denbury Resources’ Interests in Encore Energy Partners

HOUSTON, November 17, 2010 -- Vanguard Natural Resources, LLC (NYSE: VNR) (“Vanguard” or “the Company”) today announced that it has entered into a definitive agreement to acquire Denbury Resources Inc.’s (NYSE: DNR) (“Denbury”) ownership interests in Encore Energy Partners LP (NYSE: ENP) (“ENP”) for $380 million.  Following the closing of the transaction, Vanguard will own ENP’s general partner and 20,924,055 ENP common units, or approximately 46% of ENP’s outstanding common units.  The transaction is expected to close on or about December 31, 2010.

“We are excited about the prospects of acquiring Encore’s general partner and becoming a significant unitholder of the limited partnership,” said Scott W. Smith, President and Chief Executive Officer.  “This acquisition furthers our plan to increase exposure to oil focused assets and it does so in a manner which creates value for our unitholders.  Additionally, the acquisition accomplishes our strategic goal of increasing scale, enhancing our presence in the market, diversifying our reserves and geographical footprint and increasing the stability of our cash flows.”

Vanguard will continue to operate the entities independently after completion of the transaction.  The companies will also continue to maintain separate boards of directors with independent director representation on each board.  The two entities will pursue commercial opportunities and execute growth strategies in a manner consistent with past practices.  Where appropriate, the companies will work together to identify mutually beneficial transactions.

Assets Acquired

Vanguard is acquiring all of Denbury’s ownership interests in ENP.  These interests include a 100% interest in ENP’s general partner and 20,924,055 common units in ENP, representing an approximate 46% limited partner interest in ENP.

ENP’s properties and reserves are located in four core areas:

▪	the Big Horn Basin in Wyoming and Montana;
▪	the Permian Basin in West Texas and New Mexico;
▪	the Williston Basin in North Dakota and Montana; and
▪	the Arkoma Basin in Arkansas and Oklahoma

Based on Vanguard’s internal estimates using NYMEX pricing as of November 12, 2010, ENP’s estimated proved reserves as of September 30, 2010 total approximately 43.4 million barrels of oil equivalent (MMBoe) and are comprised of approximately 67% crude oil and NGLs and 33% natural gas.  The proved reserves are characterized by long-lived, predictable production profiles with low decline rates. Vanguard expects that ENP’s assets will require relatively low reinvestment to maintain production.

Additional details regarding the transaction include:

▪	Immediately accretive to distributable cash flow
▪	Quarterly administrative services fee payable to VNR, attributable to its ownership of ENP’s general partner
▪	Average ENP production of approximately 8,630 barrels per day (Boe/d) for quarter ended September 30, 2010
▪	91% of estimated proved reserves are proved developed
▪	67% of estimated proved reserves consist of crude oil and NGLs
▪	Estimated R/P ratio of approximately 14 years, based on current production
▪	Approximately 87% of expected crude oil production hedged through 2014
▪	Approximately 56% of expected natural gas production hedged through 2013
▪	Modest maintenance capital requirements
▪	2,743 gross producing oil and gas wells as of December 31, 2009
▪	Gross and net acreage position of 145,170 and 103,535 as of December 31, 2009, respectively

Transaction Financing

The transaction is not subject to a financing contingency.  Sources of funding include a $175 million acquisition term loan being led by BNP Paribas, RBC Capital Markets, Credit Agricole and Citi, borrowings under our senior secured credit facility, and up to $80 million of Vanguard common units valued at $25.50 (up to approximately 3.1 million common units) which may be issued, at Vanguard’s option, to Denbury.

RBC Capital Markets is acting as exclusive financial advisor to Vanguard and Vinson & Elkins L.L.P. is acting as legal counsel in connection with the transaction.

Conference Call

Vanguard will host a conference call to discuss the transaction details on November 17, 2010 at 12:00 p.m. Eastern Time (11:00 a.m. Central Time).  The call can be accessed by dialing 1-877-941-7133 or 1-480-629-9821 (if outside the United States).  Investors may also listen to the conference call live on the Vanguard corporate website located at http://www.vnrllc.com.  The webcast can be accessed from the investor relations tab on the home page.

For those unable to listen to the live call, a replay will be available through December 17, 2010 by calling 1-303-590-3030 using pass code 4386517.  Also, an archive of the webcast will be available shortly after the call on the investor relations tab on the home page for approximately 30 days.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties.  The Company’s assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas and Mississippi.  More information on the Company can be found at www.vnrllc.com.

About Encore Energy Partners LP

Encore Energy Partners LP is a publicly traded master limited partnership with assets primarily consisting of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the acquisition announced in this press release (including its benefits, results and effects), the related financing plans, whether and when the acquisition will be consummated, the future operating results of ENP following the acquisition and statements with respect to future distributions.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the satisfaction of the conditions to closing of the acquisition, uncertainties as to timing, financial performance and results, our indebtedness under our revolving credit facility, availability of sufficient cash flow to pay our distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves, our ability to make acquisitions on economically acceptable terms, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  Please see “Risk Factors” in the Company’s public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com